Integon National Insurance Company
500 W. 5th Street
Winston-Salem, NC 27101-2728
August 1, 2013
CERTIFIED MAIL/RETURN RECEIPT REQUESTED

Maiden Insurance Company Ltd.
Maiden House
131 Front Street, 2nd Floor
Hamilton, HM12, Bermuda
Attention: General Counsel
Re:       Termination of Personal and Automobile Quote Share Agreement

Dear Sir/Madam:

You are hereby notified that the Interests and Liabilities Contract between Maiden Insurance Company, Ltd. (“Reinsurer”) and Integon National Insurance Company (“Integon”), attached to the Personal and Automobile Quota Share Agreement (the “Agreement”) effective March 1, 2010 is terminated effective as of 12:01 a.m. on August 1, 2013 (the “Termination Date”) pursuant to Article XVI.B, of the Agreement, as amended.  The parties agree that Reinsurer shall remain liable for losses occurring subsequent to the Termination Date under Policies in force as of the Termination Date. For the avoidance of doubt, no new or renewal policies written by Integon or its subsidiaries on or after the Termination Date shall be ceded to Reinsurer under the Agreement and Reinsurer shall not be liable for any losses occurring under any such new or renewal Policies written after the Termination Date.

A copy of this Notice of Termination has been sent to the California Department of Insurance, Michigan Department of Insurance, Missouri Department of Insurance and North Carolina Department of Insurance as required by the Agreement.

Very truly yours,

INTEGON NATIONAL INSURANCE COMPANY
By:
Name: Jeffrey Weissmann
Title: General Counsel & Secretary
ACCEPTED:

MAIDEN INSURANCE COMPANY, LTD.
By:
Name:
Title:

AM 20867803.5